EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We consent to the use in this Registration Statement on Form SB-2 of our report included herein dated January 15, 2005, and SB-2/A relating to the financial statements of Spongetech Delivery Systems, Inc., and to the reference to our firm under the caption " Experts" in this Registration Statement.



/s/ Drakeford & Drakeford, LLC
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Drakeford & Drakeford,LLC
Certified Public Accountants


February 24, 2005